                                                                                                                         CONFIDENTIAL TREATMENT

                                                                                                                               CINERGY CORP.
                                                                                                                    CONSOLIDATING STATEMENT OF INCOME
                                                                                                                   FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                                           (dollars in thousands)

                                                             Consolidated                           Consolidated                                             Consolidated      Consolidated
                                               Cinergy    The Cincinnati Gas &               Cinergy Technologies,     Consolidated       Cinergy        Cinergy Global    Cinergy Wholesale              Consolidated
                                                  Corp.      Electric Company 1/ PSI Energy, Inc.     Inc.  1/        Cinergy Investments 1/  Services, Inc. Resources, Inc.1/    Energy, Inc.   Eliminations Cinergy Corp.
                                                 -------- -------------------  ------------------ ---------------------- ------------------- ------------- -------------------   -------------  ------------- ---------------
OPERATING REVENUES
 Electric
   Non-affiliated companies                           $-         $2,619,399         $2,589,334                $-                $100,000             $-            $75,349           $-               $-      $5,384,082
   Affiliated companies                                -            119,376             94,863                 -                       -        479,254                  -            -         (693,493)              -
 Gas
   Non-affiliated companies                            -            489,508                  -                 -               2,446,148              -              6,097            -                -       2,941,753
   Affiliated companies                                -              1,464                  -                 -                       -              -                  -            -           (1,464)              -
 Other                                                 -                  -                  -                 -                  94,591              -              1,539            -               (1)         96,129
                                                     ---         ----------         ----------              ----              ----------       --------           --------           --         ---------     ----------
                                                       -          3,229,747          2,684,197                 -               2,640,739        479,254             82,985            -         (694,958)      8,421,964

OPERATING EXPENSES
 Fuel used in electric production                      -            343,703            406,834                 -                   1,124              -             20,865            -                -         772,526
 Gas purchased                                         -            266,339                  -                 -               2,408,120              -                  -            -              (10)      2,674,449
 Purchased and exchanged power
   Non-affiliated companies                            -          1,117,375          1,207,050                 -                  39,491              -             17,771            -                -       2,381,687
   Affiliated companies                                -             93,881            110,772                 -                       -              -                  -            -         (204,653)              -
 Operation and maintenance                         8,249            462,601            462,577             2,814                 124,495        462,858             42,276            -         (476,507)      1,089,363
 Depreciation and amortization                         -            209,922            142,584                46                   8,511          7,225             12,899            -           (7,222)        373,965
 Taxes other than income taxes                       297            208,385             56,908                31                   1,610          9,777                176            -           (8,838)        268,346
                                                     ---            -------             ------                --                   -----          -----                ---          ---           ------         -------
                                                   8,546          2,702,206          2,386,725             2,891               2,583,351        479,860             93,987            -         (697,230)      7,560,336

OPERATING INCOME (LOSS)                           (8,546)           527,541            297,472            (2,891)                 57,388           (606)           (11,002)           -            2,272         861,628

EQUITY IN EARNINGS OF CONSOLIDATED               411,341                  -                  -                 -                       -              -                  -            -         (411,341)              -
EQUITY IN EARNINGS OF UNCONSOLIDATED                   -                  -                  -                 -                  (3,954)             -              9,002            -                -           5,048
MISCELLANEOUS - NET                               35,016             (2,119)             4,723             2,623                  12,963          1,320              2,566            -          (43,701)         13,391

INTEREST                                          44,628             99,204             78,250             1,838                  16,292            628             24,963            -          (41,344)        224,459
                                                  ------             ------             ------             -----                  ------            ---             ------          ---          -------         -------

INCOME BEFORE TAXES                              393,183            426,218            223,945            (2,106)                 50,105             86            (24,397)           -         (411,426)        655,608

INCOME TAXES                                      (6,283)           159,398             88,547              (737)                 21,181             86            (10,550)           -              (85)        251,557
PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES        -                  -                  -                 -                       -              -                  -            -            4,585           4,585
                                                --------          ---------            -------          --------                 -------           ----          ---------          ----      ----------       --------
NET INCOME (LOSS)                               $399,466           $266,820           $135,398           $(1,369)                $28,924             $-           $(13,847)          $-        $(415,926)       $399,466

PREFERRED DIVIDEND REQUIREMENT                         -                847              3,738                 -                       -              -                  -            -           (4,585)              -

INCOME APPLICABLE TO COMMON STOCK               $399,466           $265,973           $131,660           $(1,369)                $28,924             $-           $(13,847)          $-        $(411,341)       $399,466

AVERAGE COMMON SHARES OUTSTANDING                      -                  -                  -                 -                       -              -                  -            -                -         158,938

EARNINGS PER COMMON SHARE                              -                  -                  -                 -                       -              -                  -            -                -              $2.51

EARNINGS PER COMMON SHARE - ASSUMING DILUTION          -                  -                  -                 -                       -              -                  -            -                -              $2.50

DIVIDENDS DECLARED PER COMMON SHARE                    -                  -                  -                 -                       -              -                  -            -                -              $1.80

1/  See accompanying consolidating statement of income (loss).